Exhibit 23.2

[LETTERHEAD OF PRICEWATERHOUSE COOPERS LLP]

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Registration Statement (Form S-1 No. 333-            ) of Allied Nevada Gold Corp. of our report dated March 16, 2007, relating to the financial statements of Vista Gold Corp. – Nevada exploration properties, which appears in such Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

Chartered Accountants

Vancouver, BC, Canada

January 17, 2008